UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2007
VF CORPORATION
(Exact name of registrant
as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 424-6000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
     On October 15, 2007, V.F. Corporation (the “Company”), closed its sale of $250 million aggregate principal amount of 5.950% notes due 2017 (the “2017 Notes”) and $350 million aggregate principal amount of 6.450% notes due 2037 (the “2037 Notes”, and together with the 2017 Notes, the “Notes”) pursuant to the Underwriting Agreement, dated October 10, 2007, among the Company, Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters named therein. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-146594) previously filed with the Securities and Exchange Commission under the Act.
     The net proceeds received by the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, was approximately $592 million. The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of debt under its existing bridge loan facility. The Notes are the unsecured obligations of V.F. Corporation and rank equally with all of its other unsecured and unsubordinated indebtedness.
     The Notes were issued pursuant to an Indenture, dated as of October 15, 2007, between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of October 15, 2007, between the Company and the Trustee (as so amended, the “Indenture”). The 2017 Notes will bear interest at a rate of 5.950% per year and the 2037 Notes will bear interest at the rate of 6.450% per year. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2008. The 2017 Notes will mature on November 1, 2017, and the 2037 Notes will mature on November 1, 2037.
     The forgoing description of the issuance, sale and terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the First Supplemental Indenture entered into in connection therewith. The Underwriting Agreement and the Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.2 and the Indenture is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
           The following are furnished as exhibits to this report:
1.1	Underwriting Agreement, dated as of October 10, 2007 among V.F. Corporation, Citigroup Global Markets and Banc of America Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of Indenture (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333- 146594 and incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of October 15, 2006, between V.F. Corporation and The Bank of New York Trust Company, N.A.

4.3	Form of 5.950% Notes due 2017.

4.4	Form of 6.450% Notes due 2037.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
Date: October 23, 2007	By:	/s/ Candace S. Cummings
		Name:	Candace S. Cummings
		Title:	Vice President—Administration, General Counsel and Secretary